Exhibit 4.2

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

By and Among

MAIDENFORM BRANDS, INC.,

THE ARES INVESTORS,

THE OAKTREE INVESTORS, AND

CERTAIN OTHER INVESTORS AND MANAGEMENT INVESTORS
LISTED ON THE SIGNATURE PAGES HERETO

Dated as of July 8, 2005

i

ii

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (the “Agreement”), dated as of July __, 2005, by and among Maidenform Brands, Inc., a Delaware corporation (the “Company”), the Ares Investors named on the signature pages hereof, the Oaktree Investors named on the signature pages hereof, the Other Investors named on the signature pages hereof (the “Other Investors”), the Management Investors named on the signature pages hereof (the “Management Investors” and, together with the Ares Investors, the Oaktree Investors and the Other Investors, the “Shareholders”).

WHEREAS, the Company and the Shareholders are parties to that certain Stockholders Agreement dated as of May 11, 2004 (the “Prior Stockholders Agreement”);

WHEREAS, the parties desire to terminate the Prior Stockholders Agreement upon the consummation of the Company’s Initial Public Offering, in accordance with the terms and conditions contained herein; and

WHEREAS, the parties hereto desire to enter into this Agreement to provide for certain rights with respect to the shares of Common Stock following the consummation of the Initial Public Offering.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS; RULES OF CONSTRUCTION

SECTION 1.01.      Definitions.  The following terms, as used herein, have the following meanings:

“Adjustments” means adjustments to the number of shares of Common Stock outstanding as a result of a stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event.

“Advice” see Section 4.03.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  The direct or indirect ownership of, or the ability to vote or direct the vote of, 10% or more of the outstanding voting securities of a Person shall be deemed to be “control” of such Person.  With respect to Sponsor, any “business development corporation” under its or common management with it shall be considered an Affiliate.

“Agreement” see the recitals to this Agreement.

“Ares Investors” means Ares Corporate Opportunities Fund, L.P. and Direct Permitted Transferees of the foregoing.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means shares of common stock of the Company, $0.01 par value per share.

“Company” see the recitals to this Agreement.

“Delay Notice” see Section 4.02(a).

“Demand Holders” means, as applicable or collectively, if the context so requires, (i) Ares Management, L.P. (on behalf of itself, the Ares Investors and their Direct Permitted Transferees and permitted assignees) (the “Ares Demand Holders”) and (ii) Oaktree (on behalf of itself, the Oaktree Investors and their Direct Permitted Transferees and permitted assignees) (the “Oaktree Demand Holders”).

“Demand Registration” see Section 4.02(a).

“Demand Request” see Section 4.02(a).

“DH Representative” see Section 4.02(b).

“Direct Permitted Transferee” means:

(i)            with respect to any Shareholder who is a natural person, (1) the successors in interest to such Shareholder, in the case of a Transfer upon the death of such Shareholder, provided that such successors in interest would be a Direct Permitted Transferee under the following clauses (2) or (4), (2) such Shareholder’s spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of such Persons, (3) such Shareholder, with respect to the disposition of the community property interest of such Shareholder’s spouse in all or any part of the Capital Stock upon the death of such spouse, and any Transfer occasioned by the incompetence of such Shareholder and (4) in the case of a Transfer during such Shareholder’s lifetime, any Person in which no Person has any interest (directly or indirectly) except for any of such Shareholder, such Shareholder’s spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of such persons; provided, however, that in respect of any Transfer by any Shareholder during such Shareholder’s lifetime pursuant to clause (2) or (4), such Shareholder shall retain voting power over all of the outstanding Capital Stock being Transferred; and provided, further, that, in the case of a Transfer to a Person (such as a partnership or a trust) as to which a governing instrument exists, (x) such Shareholder shall furnish a copy of such governing instrument to the Company in advance, (y) the terms of such governing instrument shall not be inconsistent with the terms of this Agreement and (z) during the period that such Capital Stock is held by such Person, the relevant Shareholder and all other relevant parties shall agree in writing that the terms of such governing instrument shall not be amended in any manner that results in such governing instrument being inconsistent with the terms of this Agreement without the prior written consent of the Company;

(ii)           as to any Shareholder that is a trust, all the beneficiaries of which are natural persons, such beneficiaries or the grantor of the trust; provided, however, that if such trust is a Permitted Transferee under clause (i)(1) or (i)(4) of this definition, each such beneficiary or grantor of such trust is a Person who would be permitted to have an interest in such trust under such clause (i)(1) or (i)(4); and

(iii)          with respect to any Shareholder that is not a natural person, any Affiliate of such Shareholder.

“GAAP” means United States generally accepted accounting principles consistently applied throughout the specified period.

“Holder” means any Demand Holder or Incidental Demand Holder.

“Incidental Demand Holder” see Section 4.02(a).

“Initial Public Offering” means an underwritten initial public offering of Common Stock of the Company pursuant to an effective registration statement filed under the 1933 Act (excluding registration statements filed on Form S-8, or any similar successor form or another form used for a purpose similar to the intended use for such forms).

“Management Investor” means those Persons named on the signature pages hereof as “Management Investors” and their Direct Permitted Transferees.

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Oaktree” means Oaktree Capital Management, LLC.

“Oaktree Investors” means those Persons named as “Oaktree Investors” on the signature pages hereof and the Direct Permitted Transferees of any of the foregoing.

“Permitted Transferee” means:

(i)            with respect to any Shareholder who is a natural person or a trust, any Direct Permitted Transferee of any such Person;

(ii)           with respect to any Shareholder that is not a natural person, (a) any Affiliate of such Shareholder, (b) any investor in such Shareholder (to the extent such Shareholder is an investment fund) solely in connection with a pro rata distribution of shares of Capital Stock to all investors (a “Shareholder Investor” or, collectively, “Shareholder Investors”) in such Shareholder at the time of the termination of the investment fund (it being agreed that certain investment fund investors may be permitted to decline such a distribution and, in such circumstances, it will be permitted that an Affiliate of the distributing person manage the investment and voting of the subject securities), or (c) in the case of any investment fund, any Person acquiring all or substantially all of the investment portfolio of such Shareholder; and

(iii)          with respect to any Shareholder who is not a natural person, any institutional lender to which such Shareholder pledges or grants a security interest in shares of Capital Stock in a bona fide transaction effected in good faith.

“Person” means an individual, a corporation, a partnership, limited liability, an association, a trust or any other entity or organization, including a government, a political subdivision or an agency or instrumentality thereof.

“Piggyback Holder” see Section 4.01(a).

“Piggyback Registration” see Section 4.01(a).

“Registrable Securities” shall mean any of (i) the shares of Common Stock owned by any Shareholder at the time of determination, (ii) the shares of Common Stock directly or indirectly issuable upon conversion or exercise of any warrant, option, right or other security owned by any Shareholder at the time of determination; and (iii) any other securities issued or issuable with respect to the Common Stock by way of a stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization or similar event.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the offering of such securities by the holder thereof shall have been declared effective under the 1933 Act and such securities shall have been disposed of by such holder pursuant to such registration statement, (b) such securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force) promulgated under the 1933 Act, (c) except for purposes of Section 4.02, such securities shall have been otherwise transferred and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the 1933 Act or any similar state law then in force or (d) such securities shall have ceased to be outstanding.

“Registration” see Section 4.03.

“Representatives” means the officers, employees, directors and agents of such Shareholder, including, representatives of its legal, accounting and financial advisors.

“Request Notice” see Section 4.02(a).

“Requisite Shareholders” means holders of a majority of the shares of Common Stock represented by all Shareholders affected by a proposed amendment, restatement or modification; provided that (1) so long as the Ares Investors own at least 10% of the shares of Common Stock originally acquired on May 11, 2004, Requisite Shareholders must include the Ares Investors holding a majority of the shares of Common Stock owned by all Ares Investors (assuming they are affected by such proposed amendment, restatement or modification) and (2) so long as the Oaktree Investors own at least 10% of the shares of Common Stock originally acquired by the Oaktree Investors on May 11, 2004, Requisite Shareholders must include the Oaktree Investors holding a majority of the shares of Common Stock owned by all Oaktree Investors (assuming they are affected by such proposed amendment, restatement or modification).

“Senior Credit Facilities” means the Amended and Restated Credit Agreement, dated as of June 29, 2005, among BNP Paribas, the Company, Maidenform, Inc. and certain of its subsidiaries and the other lenders and financial institutions party thereto from time to time, as the same may be amended, modified, waived, refinanced or replaced from time to time with other indebtedness or receivables financing (whether under a new credit agreement, indenture, note or otherwise).

“Shareholders” see the recitals to this Agreement.

“Sponsor” means, collectively, the Ares Investors or Ares Management, LLC acting on behalf of the other Ares Investors.

“Transfer” means the direct or indirect offer, sale, donation, assignment (as collateral or otherwise), pledge, hypothecation, encumbrance, transfer or disposition of any security.

“Transferee” means any Person who acquires Registrable Securities from a Shareholder and who is not a Permitted Transferee.

SECTION 1.02.      Rules of Construction.  For purposes of this Agreement whenever a threshold for the amount invested in Common Stock of the Company or the percentage of ownership of Common Stock is to be determined as to a Shareholder, the investments and the beneficial ownership of Direct Permitted Transferees of such Shareholder shall be aggregated with the investments and beneficial ownership of such Shareholder and the investments and the beneficial ownership of the Ares Investors will be deemed to be aggregated.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

Each of the parties hereby severally represents and warrants to each of the other parties as follows:

SECTION 2.01.      Authority; Enforceability.  Such party has the legal capacity or corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.  Such party (in the case of parties that are not natural persons) is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action.  No other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby.  This Agreement has been duly executed by such party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity).

SECTION 2.02.      No Breach.  Neither the execution of this Agreement nor the performance by such party of its obligations hereunder nor the consummation of the transactions contemplated hereby or by the Transactions does or will:

(a)           in the case of parties that are not natural persons, conflict with or violate its certificate of incorporation, bylaws or other organizational documents;

(b)           violate, conflict with or result in the breach or termination of, or otherwise give any other person the right to accelerate, renegotiate or terminate or receive any payment or constitute a default or an event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default) under the terms of, any contract or agreement to which it is a party or by which it or any of its assets or operations are bound or affected, including, in the case of the Company, the Senior Credit Facilities; or

(c)           constitute a violation by such party of any laws, rules or regulations of any governmental, administrative or regulatory authority or any judgments, orders, rulings or awards of any court, arbitrator or other judicial authority or any governmental, administrative or regulatory authority.

SECTION 2.03.      Consents.  No consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party, other than those that have been made or obtained on or prior to the date hereof, in connection with (i) the execution or delivery of this Agreement or (ii) the consummation of any of the transactions contemplated hereby.

ARTICLE III.

INFORMATION RIGHTS

SECTION 3.01.      Information.  (a)  The Company shall deliver to each Shareholder, so long as such Shareholder, together with its Affiliates, owns at least ten percent (10%) of the outstanding shares of Common Stock:

(1)           as soon as available after the end of each of the first, second and third fiscal quarter of the Company (but in no event later than the earlier of the date delivered under the Senior Credit Facilities and forty five (45) days after such quarter-end), copies of:

(i)            consolidated balance sheets of the Company and its subsidiaries as at the end of such quarter, and

(ii)           consolidated statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries, for such quarter and for the portion of the fiscal year ending with such quarter, in each case prepared in accordance with GAAP applicable to periodic financial statements generally, fairly presenting, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, subject to changes resulting from normal year-end adjustments;

(2)           as soon as available after the end of each fiscal year of the Company (but in no event later than the earlier of the date delivered under the Senior Credit Facilities and ninety (90) days after year-end), copies of:

(i)            consolidated balance sheets of the Company and its subsidiaries as at the end of such year, and

(ii)           consolidated statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries for such year,

in each case prepared in accordance with GAAP, fairly presenting, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Persons being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP;

provided, that the Company shall be deemed to have satisfied its obligations under this Section 3.01(a) to the extent, but only to the extent, such documents are filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System within the time periods provided above.

(b)           For so long as a Shareholder owns at least ten percent (10%) of the outstanding shares of Common Stock, such Shareholder shall be provided with a reasonable opportunity to discuss the business and affairs of the Company with the Company’s senior managers, directors, officers and senior employees upon reasonable advance notice during normal business hours.

(c)           Each Shareholder hereby agrees that neither it nor its Representatives will disclose to any third party any information provided to it or its Representatives by the Company under this Section 3.01 which is not generally available to the public, except with the prior express approval of the Company or as may be required by applicable law; it being understood that nothing in this Section 3.01(c) will restrict the ability of a Shareholder that is an investment fund to disclose certain information to its investors as required by the governing documents of their partnership arrangement; provided that such investors are bound by similar confidentiality provisions as to those in this Agreement.

(d)           Notwithstanding the above, access to highly confidential proprietary information and facilities need not be provided by the Company, nor shall the Company be required to provide information to any Shareholder (other than an Ares Investor) that is, or whose Affiliate is, a competitor or reasonably likely to become a competitor of the Company or any of its subsidiaries.

(e)           Each Shareholder may, at any time or from time to time and in its sole discretion, deliver a notice to the Company requesting that all or any specified portion of the information required to be provided by the Company to such Shareholder pursuant to this Section 3.01 not be provided to such Shareholder until such time as such information is publicly available or until such other time as such Shareholder shall specify and the Company shall fully comply with each such request.  Any request by a Shareholder pursuant to this Section 3.01(e) shall apply solely to such Shareholder and each other Shareholder shall continue to receive all information required to be provided by the Company to such other Shareholder hereunder.

ARTICLE IV.

REGISTRATION RIGHTS

SECTION 4.01.      Company Registration.

(a)           Right to Piggyback on Registration of Common Stock.  Subject to Section 4.01(c), if at any time or from time to time the Company proposes to register the Common Stock under the 1933 Act in connection with a public offering of such Common Stock on any form other than Form S-4 or Form S-8 or any similar successor forms or another form used for a purpose similar to the intended use for such forms (a “Piggyback Registration”), whether for its own account or for the account of one or more shareholders of the Company, the Company shall each such time promptly give each Shareholder written notice of such determination (in any event within 10 Business Days after its receipt of notice of any exercise of demand registration rights); provided, however, that such notice of a Piggyback Registration shall be given at least thirty (30) days prior to the anticipated effective date of such Piggyback Registration.  Upon the written request of any Shareholder (the “Piggyback Holder”) given within ten (10) Business Days after the providing of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the 1933 Act all of the Registrable Securities held by such Shareholder that the Shareholder has requested to be registered; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of all such securities, the Company may, at its election, give written notice of such determination to each Piggyback Holder and (i) in the case of a determination not to register all of such securities, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the registration expenses in connection therewith); and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.  No registration effected under this Section 4.01 shall relieve the Company of its obligation to effect any registration upon demand under Section 4.02.  The registration rights contained in Section 4.01 may be assigned to any Transferee or Permitted Transferee.

(b)           Selection of Underwriters.  If any Piggyback Registration involves an underwritten primary offering, the Company shall have sole discretion in the selection of any underwriter or underwriters to manage such Piggyback Registration.

(c)           Priority on Piggyback Registrations.  In the event that the Piggyback Registration includes an underwritten offering, the Company shall so advise the Shareholders as part of the written notice given pursuant to Section 4.01(a) and the registration rights provided in Section 4.01(a) shall be subject to the condition that if the managing underwriter or underwriters of a Piggyback Registration advise the Company in writing (a copy of which shall be provided to the applicable Shareholders) that in its opinion the number of Registrable Securities proposed to be sold in such Piggyback Registration exceeds the number which can be sold, and would materially adversely affect the price at which the Registrable Securities are to be sold, in such offering, the Company (or the Shareholders, as the case may be) will include in such registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters can be sold in such offering without such material adverse effect.  The Registrable Securities so included in such Piggyback Registration shall be apportioned (A) in the case of a primary registration on behalf of the Company, (i) first, to any shares of Common Stock that the Company proposes to sell, (ii) second, pro rata among the other Shareholders (and their respective Permitted Transferees) and (iii) third, pro rata among other shares included in such Piggyback Registration, in each case according to the total number of shares of the Registrable Securities requested for inclusion by said selling stockholders, or in such other proportions as shall mutually be agreed to among such selling stockholders; and (B) in the case of a Demand Registration, as provided in Section 4.02(f), and (C) in the case of a secondary registration not governed by Section 4.02, as set forth in Section 4.01 after giving priority to the Persons for whom such registration was initiated (which shall not be any Shareholder).

SECTION 4.02.      Demand Registration Rights.

(a)           Right to Demand.  At any time after 180 days after an Initial Public Offering, the Demand Holders may, individually or collectively, make a written request, which request will specify the aggregate number of Registrable Securities to be registered and will also specify the intended methods of disposition thereof (the “Request Notice”) to the Company for registration with the Commission under and in accordance with the provisions of the 1933 Act of all or part of the Registrable Securities then owned by Demand Holders (a “Demand Registration”); provided, that if the Board of Directors so determines in the exercise of its reasonable, good faith judgment that due to a pending or contemplated material acquisition or disposition or public offering or other material event involving the Company or any of its Subsidiaries (a “Valid Business Reason”) it would be inadvisable to effect such Demand Registration at such time (but in no event after such registration statement has become effective), the Company may, upon providing the Demand Holders written notice (the “Delay Notice”), defer such Demand Registration for a single period with respect to such Demand Registration not to exceed one hundred twenty (120) days; provided, further, that the Company shall not postpone or delay a Demand Registration under this Section 4.02 more than twice in any eighteen-month period.  Within ten (10) Business Days after receipt by the Company of a request (a “Demand Request”) to effect a Demand Registration, the Company shall notify each other Demand Holder of such request and such other Demand Holder(s) shall have the option to include its Registrable Securities in such Demand Registration pursuant to this Section 4.02.  Subject to Section 4.02(f), the Company will register all other Registrable Securities which the Company has been requested to register by such other Demand Holder(s) (each, an “Incidental Demand Holder”) pursuant to this Section 4.02 by written request given to the Company by such holders within 10 Business Days after the giving of such written notice by the Company to such other Demand Holder(s).  The Company shall not be obligated to maintain a registration statement pursuant to a Demand Registration effective for more than (x) one hundred twenty (120) days or (y) such shorter period when all of the Registrable Securities covered by such registration statement have been sold pursuant thereto (the “Effectiveness Period”).  Notwithstanding the foregoing, the Company shall not be obligated to effect more than one Demand Registration in any 90-day period following an Effectiveness Period or such longer period not to exceed 180 days as requested by an underwriter pursuant to Section 4.07.  Upon any such request for a Demand Registration, the Company will deliver any notices required by Section 4.01 and 4.02 and thereupon the Company will, subject to Section 4.01(c) and 4.02(f) hereof use its best efforts to effect the prompt registration under the 1933 Act of:

(i)            the Registrable Securities which the Company has been so requested to register by Demand Holders as contained in the Request Notice, and

(ii)           all other Registrable Securities which the Company has been requested to register by the Piggyback Holders and Incidental Demand Holders,

all to the extent required to permit the disposition of the Registrable Securities so to be registered in accordance with the intended method or methods of disposition of each seller of such Registrable Securities.

(b)           Number of Demand Registrations.  The Company shall not be required to prepare and file a registration statement pursuant to this Section 4.02 if a Demand Holder and its Affiliates cease to own at the time of making the Request Notice ten percent (10%) or more of the shares of Common Stock of the Company owned as of the date hereof (as adjusted for Adjustments).  In addition, the Company will not be required to effect more than (i) two registrations pursuant to this Section 4.02 on behalf of the Oaktree Demand Holders, collectively, and (ii) five registrations on behalf of the Ares Demand Holders, collectively, pursuant to this Section 4.02; provided that, at any time in which the Company is eligible to register shares of Common Stock on Form S-3 (or any successor form), the Oaktree Demand Holders and the Ares Demand Holders shall have an unlimited number of demand registrations on Form S-3, regardless of their ownership.  It being understood that if two or more Demand Holders make a collective Demand Registration, such Demand Registration will count pursuant to this Section 4.02(b) as a Demand Registration for each such Demand Holder.  It is hereby acknowledged and agreed by the parties that any Registrable Securities included in a registration statement on behalf of an Incidental Demand Holder will not count as a Demand Registration for such Incidental Demand Holder.  In connection with a Demand Registration by more than one Demand Holder or by a Demand Holder and Incidental Demand Holders, each Holder shall elect one Person to act as their representative (the “DH Representatives”) in connection with such Demand Registration and the Company shall only be obligated to communicate with such DH Representatives in connection with such Demand Registration.  The Holders shall give the DH Representatives any and all necessary powers of attorneys needed for the DH Representatives to act on their behalf.

(c)           Revocation.  Holders of a majority in number of the Registrable Securities to be included in a registration statement pursuant to this Section 4.02 may, at any time prior to the effective date of the registration statement relating to such Demand Registration, acting through their DH Representative revoke such request by providing a written notice thereof to the Company (the “Revoking Holders”).  The Revoking Holders shall reimburse the Company for all its expenses incurred in the preparation, filing and processing of the Registration Statement.  If pursuant to the terms of this Section 4.02(c), the Revoking Holders reimburse the Company for its reasonable expenses incurred in the preparation, filing and processing of any registration statement requested and subsequently revoked by such Revoking Holders, the attempted registration by such requested and subsequently revoked registration statement shall not be deemed to be a Demand Registration.  Notwithstanding the foregoing, the Holders of a majority in number of the Registrable Securities to be included in a registration statement pursuant to this Section 4.02 may, at any time within five days after receipt of any Delay Notice acting through their DH Representative revoke such request by providing written notice thereof to the Company and the attempted Demand Registration shall not be deemed to be a Demand Registration, notwithstanding that such Holders shall not reimburse the Company for any expenses incurred in the preparation, filing and processing of any Registration Statement.

(d)           Effective Registration.  A registration will not count as a Demand Registration and the Demand Holder shall not be required to reimburse the Company for its expenses incurred in the preparation, filing and processing of any registration statement (except as provided in clause (i)(x):  (i) if a Holder determines in its good faith judgment to withdraw the proposed registration of any Registrable Securities requested to be registered by a Demand Holder (x) due to marketing or regulatory reasons subject to such Holder reimbursing the Company for its expenses in accordance with Section 4.02(c) above, or (y) due to a material adverse change in the Company (other than as a result of any action by the Holder); (ii) if such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason (other than as a result of any action by the Demand Holder) and the Company fails to promptly have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Demand Holder’s satisfaction; or (iii) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to any such demand are not satisfied (other than as a result of a default or breach thereunder by the relevant Demand Holder).

(e)           Selection of Underwriters.  If any of the Registrable Securities covered by a Demand Registration are to be sold in an underwritten offering, the Holders of a majority in number of the Registrable Securities to be included in a registration statement pursuant to this Section 4.02 will have the right to select the managing underwriter(s) to administer the offering subject to the approval of the Company, which will not be unreasonably withheld, conditioned or delayed.

(f)            Priority on Demand Registrations.  If the managing underwriter or underwriters of a Demand Registration advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such Demand Registration exceeds the number which can be sold, or adversely affects the price at which the Registrable Securities are to be sold, in such offering, the Company will include in such registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters, can be sold in such offering without such material adverse effect.  To the extent such Demand Registration includes Registrable Securities of more than one Demand Holder, the Registrable Securities so included in such Demand Registration shall be apportioned (i) first, pro rata among the Holders based upon the number of shares of Common Stock owned by each Holder at the date of determination, (ii) second, pro rata among the other Shareholders and (iii) third, pro rata among any other shares of Common Stock, in each case according to the total number of shares of Registrable Securities requested for inclusion by such selling holders, or in such proportions as mutually agreed among such selling holders.

(g)           Company Preemption Right.  Notwithstanding anything herein to the contrary, to the extent that a Valid Business Reason exists for deferring, postponing or suspending a Demand Registration, the Company shall be entitled to elect to pursue an offering for its own account in furtherance of such Valid Business Reason and to thereby preempt the Demand Registration and defer, postpone or suspend the Demand Registration, in which case the applicable demand shall not count as a Demand Registration and the Company shall be responsible for all of the Company’s fees in connection with the deferred or suspended Demand Registration.

(h)           Assignability of Demand Registration Rights.  The rights offered a Demand Holder pursuant to Section 4.02 are only assignable to a Direct Permitted Transferee; provided that, in connection with a Transfer of Registrable Securities comprising 50% or more of the shares of Common Stock initially acquired by a Demand Holder on May 11, 2004 that occurs more than one year after an Initial Public Offering, such Demand Holder may assign one of its demand registration rights and such transferee shall be considered a Demand Holder for purposes of this Agreement until such time as such transferee exercises its demand registration.  Any such assignment permitted hereunder shall be effected hereunder only by giving written notice thereof from both the transferee and the transferee to the Company.

SECTION 4.03.      Registration Procedures.  It shall be a condition precedent to the obligations of the Company and any underwriter or underwriters to take any action pursuant to this Article IV that the Shareholders requesting inclusion in any Piggyback Registration or Demand Registration (a “Registration”) shall furnish to the Company such information regarding them, the Registrable Securities held by them, the intended method of disposition of such Registrable Securities, and such agreements regarding indemnification, disposition of such securities and other matters referred to in this Article IV as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.  With respect to any Registration which includes Registrable Securities held by a Shareholder, the Company will, subject to Sections 4.01 and 4.02 promptly:

(a)           Prepare and file with the Commission a registration statement on the appropriate form prescribed by the Commission and use its best efforts to cause such registration statement to become effective as soon as practicable thereafter; provided that the Company shall not be obligated to maintain such registration effective for a period longer than the Effectiveness Period; provided further that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement, the Company will furnish to the holders of the Registrable Securities covered by such registration statement and the underwriter or underwriters, if any, copies of or drafts of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if required by such holders, the exhibits incorporated by reference, at least three (3) Business Days prior to the filing thereof, which documents will be subject to the reasonable review of such holders and underwriters.  Holders will have the opportunity to object to any information pertaining to such Holders that is contained therein and the Company will make the corrections reasonably requested by such Holders with respect to such information prior to filing any registration statement or amendment thereto or any prospectus or any supplement thereto; provided, however, that the Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto or any documents required to be incorporated by reference therein to which Holders of a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, shall reasonably object;

(b)           Prepare and file with the Commission such amendments and post-effective amendments to such registration statement and any documents required to be incorporated by reference therein as may be necessary to keep the registration statement effective for a period of not less than the Effectiveness Period (but not prior to the expiration of the time period referred to in Section 4(3) of the 1933 Act and Rule 174 thereunder, if applicable); cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

(c)           Furnish to such Shareholder, without charge, such number of conformed copies of the registration statement and any post-effective amendment thereto, as such Shareholder may reasonably request, and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein as the Shareholder or underwriter or underwriters, if any, may request in order to facilitate the disposition of the securities being sold by the Shareholder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by the Shareholder covered by the registration statement and the underwriter or underwriters, if any, in connection with the offering and sale of the securities covered by the prospectus or any amendments or supplements thereto);

(d)           Notify such Shareholder, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the investors of such securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(e)           In the case of an underwritten offering, enter into such customary agreements (including underwriting agreements in customary form) and make members of senior management of the Company available on a basis reasonably requested by the underwriters to participate in, “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities) and cause to be delivered to the underwriters reasonable opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may reasonably request and addressed to the underwriters;

(f)            Make available, for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent that are necessary to be reviewed by such person in connection with the preparation of such registration statement;

(g)           If requested, cause to be delivered, immediately prior to the effectiveness of the registration statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), letters from the Company’s independent certified public accountants addressed to each selling Shareholder (unless such selling Shareholder does not provide to such accountants the appropriate representation letter required by rules governing the accounting profession) and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Commission thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

(h)           Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the registration statement;

(i)            Use its best efforts to cause all securities included in such registration statement to be listed, by the date of the first sale of securities pursuant to such registration statement, on any national securities exchange, quotation system or other market on which the Common Stock is then listed or proposed to be listed by the Company, if any;

(j)            Make generally available to its security holders an earning statement, which need not be audited, satisfying the provisions of Section 11(a) of the 1933 Act as soon as reasonably practicable after the end of the twelve (12)-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve (12)-month period;

(k)           After the filing of a registration statement, (i) promptly notify each Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or, to the Company’s knowledge, threatened by the Commission and of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction and (ii) take all reasonable actions to obtain the withdrawal of any order suspending the effectiveness of the registration statement or the qualification of any Registrable Securities at the earliest possible moment;

(l)            Subject to the time limitations specified in paragraph (b) above, if requested by the managing underwriter or underwriters or such Shareholder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or the Shareholder reasonably requests to be included therein, including, without limitation, with respect to the number of shares being sold by the Shareholder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any term of the underwritten offering of the securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(m)          As promptly as practicable after filing with the Commission of any document which is incorporated by reference into a registration statement, deliver a copy of such document to such Shareholder;

(n)           On or prior to the date on which the registration statement is declared effective, use its best efforts to register or qualify, and cooperate with such Shareholder, the underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of, the securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as the Shareholder or managing underwriter or underwriters, if any, requests in writing, to use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the Effectiveness Period do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(o)           Cooperate with such Shareholder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, may request; and

(p)           Use its best efforts to cause the securities covered by the registration statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies within the United States as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities.

The Shareholders, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (d) of this Section 4.03, will forthwith discontinue disposition of the securities until the Shareholders’ receipt of the copies of the supplemented or amended prospectus contemplated by subsection (d) of this Section 4.03 or until it is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, each Shareholder will, or will request the managing underwriter or underwriters, if any, to, deliver, to the Company (at the Company’s sole expense) all copies, other than permanent file copies then in such Shareholder’s possession, of the prospectus covering such securities current at the time of receipt of such notice.  In the event the Company shall give any such notice, the time periods mentioned in subsections (a), (b) and (n) of this Section 4.03 shall be extended by the number of days during the period from and including any date of the giving of such notice to and including the date when each seller of securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by subsection (d) of this Section 4.03 hereof or the Advice.

SECTION 4.04.      Registration Expenses.  (a)  Subject to Section 4.02(c), in the case of any Registration, the Company shall bear all expenses incident to the Company’s performance of or compliance with Sections 4.01, 4.02 and 4.03 of this Agreement, including, without limitation, all Commission and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions, or transfer taxes, if any, attributable to the sale of Registrable Securities by a Piggyback Holder or Holder or fees and expenses of more than one counsel representing the Shareholders selling Registrable Securities under such Registration as set forth in Section 4.04(b) below).

(b)           In connection with each registration initiated hereunder (whether a Demand Registration or a Piggyback Registration), the Company shall reimburse the holders covered by such registration or sale for the reasonable fees and disbursements of one law firm chosen by the Holders of a majority in number of the Registrable Securities to be included in a registration statement pursuant to Section 4.02, in the event of a Demand Registration and, in the case of a Piggyback Registration, the holders of a majority in number of the Registrable Securities included in such registration.

(c)           The obligation of the Company to bear the expenses described in Section 4.04(b) and to reimburse the holders for the expenses described in Section 4.04(b) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, or is converted to another form of registration and irrespective of when any of the foregoing shall occur; provided, however, that the expenses for any registration statement withdrawn pursuant to 4.02(c) prior to its effectiveness at the request of a Holder (unless withdrawn following and due to a Delay Notice), subject to Section 4.02(d), any registration statement withdrawn solely at the request of a Holder, or any supplements or amendments to a registration statement or prospectus resulting from a misstatement furnished to the Company by a Holder, shall be borne by such Holder.

SECTION 4.05.      Indemnification.

(a)           Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Shareholder, its officers, directors, Affiliates and agents and each Person who controls (within the meaning of the 1933 Act or the 1934 Act) the Shareholder, including, without limitation any general partner or manager of any thereof, against all losses, claims, damages, liabilities and expenses (including reasonable counsel fees and disbursements) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, in which such Shareholder participates in an offering of Registrable Securities or in any document incorporated by reference therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are made in reliance on and in conformity with any information with respect to such Shareholder furnished in writing to the Company by such Shareholder expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Shareholder from whom the Person asserting such loss, claim, damage or liability purchased the securities if it is determined that such loss, claim, damage or liability was caused by such Shareholder’s failure to deliver to such Shareholder’s immediate purchaser a current copy of the prospectus (if the current copy of the prospectus was required by applicable law to be so delivered) after the Company has furnished such Shareholder with a sufficient number of copies of such prospectus.  The Company will also indemnify underwriters (as such term is defined in the 1933 Act), their officers and directors and each Person who controls such underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of the Shareholders.

(b)           Indemnification by the Shareholders.  In connection with any registration statement in which a Shareholder is participating, each such Shareholder will furnish to the Company in writing such information and affidavits with respect to such Shareholder as the Company reasonably requests for use in connection with any registration statement or prospectus covering the Registrable Securities of such Shareholder and to the extent permitted by law agrees to indemnify and hold harmless the Company, its directors, officers and agents and each Person who controls (within the meaning of the 1933 Act or the 1934 Act) the Company, against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the registration statement or prospectus or preliminary prospectus (in the case of the prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is made in reliance on and in conformity with the information or affidavit with respect to such Shareholder so furnished in writing by such Shareholder expressly for use in the registration statement or prospectus; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Shareholders and the liability of each such Shareholder shall be in proportion to and limited to the net amount received by such Shareholder from the sale of Registrable Securities pursuant to a registration statement in accordance with the terms of this Agreement.  The indemnity agreement contained in this Section 4.05 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such seller (which consent shall not be unreasonably withheld or delayed).

The Company and the holders of the Registrable Securities hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such holders, the only information furnished or to be furnished to the Company for use in any registration statement or prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated therewith are statements specifically relating to (a) transactions or the relationship between such holder and its Affiliates, on the one hand, and the Company, on the other hand, (b) the beneficial ownership of shares of Common Stock by such holder and its Affiliates, (c) the name and address of such holder and (d) any additional information about such holder or the plan of distribution (other than for an underwritten offering) required by law or regulation to be disclosed in any such document.

(c)           Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  The failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability hereunder with respect to the action, except to the extent that such indemnifying party is materially prejudiced by the failure to give such notice; provided, however, that any such failure shall not relieve the indemnifying party from any other liability which it may have to any other party.  No indemnifying party in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels; provided, however, that such number of additional counsel must be reasonably acceptable to the indemnifying party.

(d)           Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) of this Section 4.05 is unavailable to an indemnified party as contemplated by the preceding paragraphs (a) and (b) of this Section 4.05, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  In no event shall the liability of any selling Shareholder be greater in amount than the amount of net proceeds received by such Shareholder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided in paragraph (b) of this Section 4.05 had been available.

SECTION 4.06.      1934 Act Reports.  The Company agrees that it will use its best efforts to file in a timely manner all reports required to be filed by it pursuant to the 1934 Act to the extent the Company is required to file such reports.  Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the 1934 Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the 1934 Act if it is then permitted to do so pursuant to the 1934 Act and rules and regulations thereunder.

SECTION 4.07.      Lock-up Agreements.  (a)  Whenever the Company proposes to register any of its equity securities under the 1933 Act for its own account (other than on Form S-4, S-8, S-3 or any similar successor form or another form used for a purpose similar to the intended use of such forms) or is required to use its best efforts to effect the registration of any Registrable Securities under the 1933 Act pursuant to Section 4.01 or 4.02, each holder of Registrable Securities agrees by acquisition of such Registrable Securities not to effect any sale or distribution, including any sale pursuant to Rule 144 under the 1933 Act, or to request registration under Section 4.02 of any Registrable Securities within 10 days prior to and 90 days (unless advised by the managing underwriter that a longer period, not to exceed 180 days, is required, or such shorter period as the managing underwriter for any underwritten offering may agree) (the “Lock-up Period”) after the effective date of the registration statement relating to such registration, except as part of such registration or unless in the case of a private sale or distribution, the transferee agrees in writing to be subject to this Section 4.07.  If requested by such managing underwriter, each holder of Registrable Securities agrees to execute a lock-up agreement, in customary form, consistent with the terms of this Section 4.07(a); provided that the form of the lock-up shall be substantially identical as to each similarly situated Shareholder.  Notwithstanding the foregoing, (i) no Shareholder will be restricted from selling any Registrable Securities if such Shareholder and its Affiliates beneficially own a number of shares of Common Stock as of such date of determination equal to less than three percent (3%) of the outstanding Common Stock of the Company (unless it is a selling Shareholder or an employee or director of the Company) and (ii) the Company shall not be subject to a Lock-up Period in excess of 180 days in any calendar year due to the registration of any Registrable Securities pursuant to Section 4.02.

(b)           The Company agrees not to effect any sale or distribution of any of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities within the Lock-up Period (except as part of such underwritten registration or pursuant to registrations on Form S-8, S-4 or S-3 or any successor forms thereto), except that such restriction shall not prohibit after the effective date of the registration statement (i) grants of employee stock options or other issuances of Capital Stock pursuant to the terms of a Company employee benefit plan approved by the Board of Directors, issuances by the Company of Capital Stock pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof or subject to any Stock Option Plan, (ii) the Company from issuing shares of Capital Stock in private placements pursuant to Section 4(2) of the 1933 Act or in connection with a strategic alliance, or (iii) the Company from publicly announcing its intention to issue, or actually issuing, shares of Capital Stock to shareholders of another entity as consideration for the Company’s acquisition of, or merger with, such entity.  In addition, upon the request of the managing underwriter, the Company shall use its best efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities whether outstanding on the date of this Agreement or issued at any time after the date of this Agreement (other than any such securities acquired in a public offering), to agree not to effect any such public sale or distribution of such securities during such period, except as part of any such registration if permitted, and to cause each such holder to enter into a similar agreement to such effect with the Company.

SECTION 4.08.      Participation in Registrations.  No Shareholder may participate in any Registration hereunder which is underwritten unless such Shareholder (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

SECTION 4.09.      Remedies.  Each Shareholder shall have the right and remedy to have the provisions of Sections 4.01 and 4.02 specifically enforced by any court having jurisdiction in the event that the Company materially breaches such provisions, and the Company shall reimburse such Shareholder for the reasonable costs of and expenses for counsel for such Shareholder incurred in connection with such proceeding.

SECTION 4.10.      Other Registration Rights.  The Company represents that, as of the date hereof, it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than as set forth herein.  The Company will not grant any Person any demand or piggyback registration rights with respect to the Capital Stock of the Company that are prior in right or in conflict or inconsistent with the rights of the Shareholders as set forth in this Article IV in any material respect (it being understood that this shall not preclude the grant of additional demand rights in and of themselves).

SECTION 4.11.      Rule 144.  The Company shall file any reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations adopted by the Commission thereunder, and it will take such further action as any holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the 1933 Act, to the extent required to enable such holder to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission.  Notwithstanding the foregoing, nothing in this Section 4.11 shall be deemed to require the Company to register any of its securities pursuant to the 1934 Act.

ARTICLE V.

MISCELLANEOUS

SECTION 5.01.      Effectiveness.  This Agreement shall be effective upon the occurrence of both (i) the execution and delivery hereof by the Company and the Shareholders and (ii) the consummation of the Initial Public Offering.  This Agreement shall terminate and be of no force and effect if the Initial Public Offering is not consummated on or before December 31, 2005.

SECTION 5.02.      Notices.  All notices, requests and other communications to any party, hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party at its address or telex or facsimile number set forth on the signature pages hereof or such other address or telex or facsimile number as such party may hereafter specify in writing to the Secretary of the Company for the purpose by notice to the party sending such communication.  Each such notice, request or other communication shall be effective (i) if given by telex or facsimile, when such message is transmitted to the number specified on the signature pages to this Agreement, (ii) if given by mail, three (3) Business Days after such communication is deposited in the mails registered or certified, return receipt requested, with postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified on the signature pages to this Agreement.

SECTION 5.03.      Binding Effect; Benefits; Entire Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.  This Agreement constitutes the entire agreement and understanding, and supersedes all prior agreements (including, without limitation, the Stockholders Agreement, dated as of May 11, 2004, by and among the Company and the Shareholders) and negotiations and understandings, both oral and written, between the parties hereto relating to the subject matter hereof.

SECTION 5.04.      Waiver.  Any party hereto may by written notice to the other parties (a) extend the time for the performance of any of the obligations or other actions of any other party under this Agreement; (b) waive compliance with any of the conditions or covenants of any other party contained in this Agreement; and (c) waive or modify performance of any of the obligations of any other party under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

SECTION 5.05.      Amendment.  This Agreement may not be amended or modified in any respect except by a written instrument executed by Requisite Shareholders and the Company; provided that (1) this Agreement may be amended and restated or amended without consent of Shareholders solely to allow for the addition of new shareholders and the granting to such new shareholders rights hereunder and any additional rights after the date hereof that does not adversely affect or is not inconsistent with the existing rights of the Shareholders (other than by virtue of adding a Person with additional similar rights and shares), (2) no amendment, restatement or modification may adversely affect a Shareholder with respect to a term differently than the Requisite Shareholders without the consent of each affected Shareholder and (3) no consent to an amendment, restatement or modification need be obtained from any non-affected Shareholder.

SECTION 5.06.      Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or any Shareholder except as otherwise expressly stated hereunder or with the prior written consent of each other party.  All of the rights offered a Shareholder under this Agreement are assignable to a Transferee, except for the rights set forth in Section 4.02.  The rights set forth in Section 4.02 are assignable to a Transferee to the extent provided in Section 4.02(h).

SECTION 5.07.      Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law that would require the application of the laws of another jurisdiction, and the parties irrevocably submit to (and waive immunity from) the jurisdiction of the federal and state courts located in the County of New York in the State of New York.

SECTION 5.08.      Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court of New York (this being in addition to any other remedy to which they are entitled at law or in equity), and each party hereto agrees to waive in any action for such enforcement the defense that a remedy at law would be adequate.

SECTION 5.09.      Severability.  If any provision of this Agreement is declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of the Agreement will not be affected and will remain in full force and effect.

SECTION 5.10.      Additional Securities Subject to Agreement.  Each Shareholder agrees that any other shares of Capital Stock of the Company which it hereafter acquires by means of a stock split, stock dividend, distribution, exercise of options or warrants or otherwise (other than pursuant to a public offering) whether by merger, consolidation or otherwise (including shares of a surviving corporation into which the shares of Capital Stock of the Company are exchanged in such transaction) will be subject to the provisions of this Agreement to the same extent as if held on the date hereof, including for purposes of constituting Registrable Securities hereunder.

SECTION 5.11.      Section and Other Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

SECTION 5.12.      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company and each Shareholder have executed this Amended and Restated Stockholders’ Agreement as of the day and year first above written.

MAIDENFORM BRANDS, INC.

By:	/s/ Thomas J. Ward
Name: Thomas J. Ward
Title: Chief Executive Officer

Notices:

154 Avenue E
Bayonne, NJ 07002
Attention:	Thomas J. Ward
Facsimile:	(201) 243-2298

With a copy to:

Proskauer Rose LLP
2049 Century Park East, 32nd Floor
Los Angeles, CA 90067-3206
Attention:	Michael A. Woronoff, Esq.
Facsimile:	(310) 557-2193

OAKTREE INVESTOR:

COLUMBIA/HCA MASTER RETIREMENT TRUST SEPARATE ACCOUNT II

By:	OAKTREE CAPITAL MANAGEMENT, as investment manager for Columbia HCA/Master Retirement Trust Separate Account II

By:	/s/ Scott L. Graves
Name: Scott L. Graves
Title: Senior Vice President

By:	/s/ Kenneth Liang
Name: Kenneth Liang
Title: Managing Director

Notices:

c/o Oaktree Capital Management, LLC
333 South Grand Avenue
Los Angeles, CA 90071
Attention:	Scott L. Graves
Facsimile:	213-830-8810

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention:	Kenneth M. Schneider, Esq.
Facsimile:	212-757-3990

OAKTREE INVESTOR:
OCM OPPORTUNITIES FUND II, L.P.

	By:	OAKTREE CAPITAL MANAGEMENT, as general partner of OCM Opportunities Fund II, L.P.

	By:	/s/ Scott L. Graves
Name: Scott L. Graves
Title: Senior Vice President

	By:	/s/ Kenneth Liang
Name: Kenneth Liang
Title: Managing Director

Notices:

c/o Oaktree Capital Management, LLC
333 South Grand Avenue
Los Angeles, CA 90071
	Attention:	Scott L. Graves
	Facsimile:	213-830-8810

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
	Attention:	Kenneth M. Schneider, Esq.
	Facsimile:	212-757-3990

ARES INVESTOR:

ARES CORPORATE OPPORTUNITIES FUND, L.P.

	By:	ARES MANAGEMENT LLC,
its General Partner

By:	/s/ David B. Kaplan
Name: David B. Kaplan
Title:

Notices:

Ares Corporate Opportunities Fund, L.P.
1999 Avenue of the Stars, 19th Floor
Los Angeles, CA 90067
Attention:	David Kaplan
Bennett Rosenthal
Facsimile:	(310) 201-4157

With a copy to:

Proskauer Rose LLP
2049 Century Park East, 32nd Floor
Los Angeles, CA 90067-3206
Attention:	Michael A. Woronoff, Esq.
Facsimile:	(310) 557-2193

MANAGEMENT INVESTOR:

THOMAS J. WARD

	By:	/s/ Thomas J. Ward
Name: Thomas J. Ward
Title:

Notices:

c/o Maidenform Brands, Inc.
154 Avenue E
Bayonne, NJ 07002
Facsimile: (201) 243-2298

MANAGEMENT INVESTOR:

MAURICE REZNIK

	By:	/s/ Maurice Reznik
Name: Maurice Reznik
Title:

Notices:

c/o Maidenform Brands, Inc.
154 Avenue E
Bayonne, NJ 07002
Facsimile: (201) 436-9506

MANAGEMENT INVESTOR:

STEVEN MASKET

	By:	/s/ Steven N. Masket
Name: Steven N. Masket
Title:

Notices:

c/o Maidenform Brands, Inc.
154 Avenue E
Bayonne, NJ 07002
Facsimile: (201) 436-9506

OTHER INVESTOR:

PARIBAS NORTH AMERICA, INC.

	By:	/s/ Thomas Clyne
Name: Thomas Clyne
Title: Finance Director

Notices:
Paribas North America, Inc.
c/o BNP Paribas
787 Seventh Avenue
New York, NY 10019
	Attention:	Steve Alexander
	Facsimile:	(212) 841-3558

With a copy to:

O’Melveny & Myers LLP
275 Battery Street
San Francisco, CA 94111-3305
	Attention:	Jill H. Matichak
	Facsimile:	(415) 984-8701

OTHER INVESTOR:

AIG PRIVATE EQUITY PORTFOLIO, L.P.

By: AIG Global Investment Corp., as Manager

	By:	/s/ Jeffrey P. Kelly
Name: Jeffrey P. Kelly
Title: Vice President

Notices:

c/o AIG Global Investment Corp.
599 Lexington Ave., 25th Floor
New York, NY 10022
	Attention:	F. T. Chong
Margarita Levitt
	Facsimile:	(646) 735-0796

With a copy to:

American International Group, Inc.
70 Pine Street, 28th Floor
New York, NY 10270
	Attention:	Afsar Farman-Farmaian
	Facsimile:	(212) 363-8596

OTHER INVESTOR:

AIG PRIVATE EQUITY PORTFOLIO II, L.P.

By: AIG Global Investment Corp., as Manager

	By:	/s/ Jeffrey P. Kelly
Name: Jeffrey P. Kelly
Title: Vice President

Notices:

c/o AIG Global Investment Corp.
599 Lexington Ave., 25th Floor
New York, NY 10022
	Attention:	F. T. Chong
Margarita Levitt
	Facsimile:	(646) 735-0796

With a copy to:

American International Group, Inc.
70 Pine Street, 28th Floor
New York, NY 10270
	Attention:	Afsar Farman-Farmaian
	Facsimile:	(212) 363-8596

OTHER INVESTOR:

AIG PEP III DIRECT, L.P.

By: AIG Global Investment Corp., as Manager

	By:	/s/ Jeffrey P. Kelly
Name: Jeffrey P. Kelly
Title: Vice President

Notices:

c/o AIG Global Investment Corp.
599 Lexington Ave., 25th Floor
New York, NY 10022
	Attention:	F. T. Chong
Margarita Levitt
	Facsimile:	(646) 735-0796

With a copy to:

American International Group, Inc.
70 Pine Street, 28th Floor
New York, NY 10270
	Attention:	Afsar Farman-Farmaian
	Facsimile:	(212) 363-8596